CyberDefender Corporation Restructures Debt with GR Match, LLC

Los Angeles – February 28, 2011 – CyberDefender Corporation (NASDAQ: CYDE) (“CyberDefender”), a provider of Internet security software, utilities and remote technical support services that work together to maximize online safety for consumers, today announced that it has reached an agreement with GR Match, LLC (GRM), an affiliate of Guthy-Renker LLC, on the restructuring of the current $5.0 million credit facility and $5.3 million long-term convertible debt financing provided by GRM.

Under terms of the agreement, the $5.0 million revolving credit facility previously due prior to March 31, 2011 or before the closing of an equity offering, has been restructured into a note due March 31, 2012, convertible into common stock at a price of $2.20 per share. In addition, CyberDefender’s $5.3 million convertible note due March 31, 2012 has been restructured to reflect a new conversion price of $2.20 per share. The principal balances of both notes will be adjusted to reflect all accrued and unpaid interest and financing related fees and carry an interest rate of 9% per annum, with interest paid quarterly.

“Restructuring our debt provides us with additional financial flexibility as we continue to expand our business and carry out our strategic objectives for 2011. GRM continues to serve as a valuable partner and we believe that their willingness to restructure the debt to convertible instruments demonstrates their belief in CyberDefender’s long-term value,” said Gary Guseinov, CyberDefender Chief Executive Officer.

“We’re pleased to help CyberDefender continue to grow,” said Co-CEO of Guthy-Renker, Ben Van de Bunt. “We believe the unique direct response marketing GRM is contributing to CyberDefender, along with financial support, is permitting CyberDefender to differentiate itself in a competitive environment and will let them continue to capture market share.”

About CyberDefender

CyberDefender is a provider of Internet security software, utilities and remote technical support services that work together to ensure maximum safety for consumers in a digital world. The company develops and markets antispyware/antivirus software and a remote, live technical support service. In addition, CyberDefender offers identity protection and computer optimization services. With millions of active users on its cloud based collaborative Internet security network, CyberDefender leverages the power of community to protect its customers from the rapidly growing number of new online threats every year. CyberDefender products are fully compatible with Microsoft Windows® XP, Vista®, and 7 Operating systems. All products are available at www.cyberdefender.com. Investor relations information is available at www.cyberdefendercorp.com.

Forward Looking Statements

Statements in this public announcement that are not statements of historical or current fact concerning CyberDefender’s future growth and future business and financial prospects constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements include statements concerning: future GAAP revenue and future gross sales; future market demand for CyberDefender’s products and services; the future capacity of the call center; efforts to increase CuberDefender’s patent portfolio; the launch of the the new direct marketing partnership program; the introduction of products and services into the SMB market; and the introduction of products through U.S.-based retail channels and channels in select international markets.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause CyberDefender's actual results to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Factors that could cause CyberDefender's results to be materially different from the forward-looking statements include, but are not limited to, whether CyberDefender will be able to find financing as required and whether CyberDefender's revenues will eventually exceed its expenses. The forward-looking statements also are subject generally to other risks and uncertainties that are described from time to time in CyberDefender's reports and registration statements filed with the Securities and Exchange Commission, which are available for review at http://www.sec.gov/.

Contacts

Public Relations:
The Bohle Company
Luis Levy
(310) 785-0515 ext. 204
PR@cyberdefender.com

Investor Relations:
The Piacente Group Brandi FlobergLee Roth(212) 481-2050IR@CyberDefender.comIR Site: www.CyberDefenderCorp.com